UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 16, 2007

CHANNELL COMMERCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-28582	95-2453261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26040 Ynez Road, Temecula, California		92591
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (951) 719-2600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

Channell Commercial Corporation (the “Company”) has dismissed Deloitte & Touche LLP (“D&T”) as its independent registered public accounting firm. The Company terminated its relationship with D&T on October 16, 2007, and the termination as the Company’s independent registered public accounting firm is effective as of such date.

The Company has appointed BDO Seidman, LLP (“BDO”) to serve as the Company’s independent registered public accounting firm for the fiscal quarter ended September 30, 2007 and for the fiscal year ended December 31, 2007. The Audit Committee of the Board of Directors of the Company approved the foregoing change in accountants.

The report of D&T with respect to the Company’s financial statements for the fiscal year ended December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except to note that the Company changed its method of accounting for share-based payment in conformity with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006.

During the period from March 29, 2006 (the date of D&T’s appointment as the Company’s independent registered public accounting firm) through December 31, 2006 and the interim period from January 1, 2007 through the effective date of D&T’s termination there were no disagreements between the Company and D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the subject matter of the disagreements in connection with its report on the Company’s financial statements.

As previously reported by the Company in its Forms 10-Q filed on May 15, 2006, August 17, 2006, and November 14, 2006, its Form 10-K filed on April 2, 2007, and its Forms 10-Q filed on May 15, 2007 and August 14, 2007, the Company had the following material weaknesses in its internal control over financial reporting. The Company did not maintain effective controls over the accuracy of its accounting for income taxes and the determination of income taxes payable, deferred income tax assets and liabilities and the related income tax provisions. In addition, the Company identified a material weakness in its internal control over the accounting for the Company’s worker’s compensation liability as well as the unvouchered accounts payable balance. The Company also had material weaknesses in the financial closing, revenue and purchasing cycles at its Australian subsidiary, Bushman Tanks. The audit committee discussed all of the foregoing material weaknesses with D&T.

The Company has implemented enhancements and changes to the internal controls over financial reporting that have strengthened those internal controls and that it believes have addressed the material weaknesses related to the accounting for income taxes, workers’ compensation liability and the unvouchered accounts payable balance. In addition, the Company has developed a plan to complete the implementation of the Oracle information system in the Bushman Tanks subsidiary during 2007, which will improve the processes in the revenue and purchasing cycles. In addition, the Company has committed to design, implement and document control procedures adequate to support the Company’s day-to-day accounting and the financial closing and reporting processes.

Except for the material weaknesses described above, there were no reportable events under Item 304(a)(1)(v) of Regulation S-K that occurred within the Company’s fiscal year ended December 31, 2006 and the subsequent interim period preceding the effective date of D&T’s termination. The Company has authorized D&T to respond fully to the inquiries of the successor principal accountant concerning the subject matter of the reportable events described above.

The Company provided D&T with a copy of the above disclosures and attached as Exhibit 16.1 hereto is a copy of D&T’s letter, dated October 22, 2007, stating whether or not it agrees with the above statements.

The Company reported, on a Form 8-K filed on March 29, 2006 and Amendment No. 1 thereto filed on April 24, 2006, that Grant Thornton, LLP declined to stand for reelection to serve as its independent registered public accounting firm. The disclosures required by Item 4.01 of this form are included in Amendment No. 1 to Form 8-K filed on April 24, 2006, which is incorporated herein by reference.

On October 22, 2007, the Company engaged BDO to review the Company’s financial statements for the quarter ended September 30, 2007 and to perform the audit of the Company’s financial statements for the 2007 fiscal year. During the Company’s two most recent fiscal years and during the interim period prior to October 16, 2007, the Company has not consulted BDO on: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) on any matter that was the subject of a disagreement or a “reportable event” (as defined in Item 304(a)(1) of Regulation S-K).

Item 9.01.  Financial Statements and Exhibits

(d)                   Exhibits

Exhibit No.	Description

Exhibit 16.1	Letter, dated October 22, 2007 from Deloitte & Touche LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 22, 2007
CHANNELL COMMERCIAL CORPORATION
(Registrant)

	By:	/ s/ Patrick E. McCready
Patrick E. McCready
Chief Financial Officer
(Duly authorized officer and principal financial officer of the Registrant)